UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

Shimmick Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Shimmick Corporation

530 Technology Drive

Suite 300

Irvine, CA 92618

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NOTICE OF SPECIAL MEETING

OF STOCKHOLDERS

___________________________________________

Date and Time: , , 2024 at , Eastern Time

Location: Virtually at the following URL:

Record Date: June 4, 2024

Business To Be Conducted:

1.
To approve, for purposes of complying with Nasdaq Listing Rule 5635, the issuance of additional shares of common stock of Shimmick Corporation (“Shimmick,” “the Company,” “we,” “our” and “us”), par value $0.01 (the “Common Stock”) pursuant to the terms of the Share Issuance Agreement, dated May 20, 2024, by and between the Company and AECOM (the “Share Issuance Agreement”).
2.
Transact such other business as may properly come before the Special Meeting of Stockholders of Shimmick Corporation (the "Special Meeting") or any reconvened or rescheduled meeting following any adjournment or postponement thereof.

Recommendation of the Board of Directors The Board unanimously recommends that you vote your shares “FOR” the issuance of Common Stock pursuant to the terms of the Share Issuance Agreement.

Your vote is important. For instructions on voting, please refer to the section entitled “How do I vote?” on page 5 of the Proxy Statement.

PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING.

By order of the Board of Directors,

Mitchell B. Goldsteen Executive Chairman , 2024

2

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PROXY STATEMENT

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Proxy Statement for Special Meeting to be held on , 2024

You are receiving this proxy statement because you own shares of common stock of Shimmick that entitle you to vote at the Special Meeting. Our Board of Directors (the “Board”) is soliciting proxies from stockholders who wish to vote at the Special Meeting. By use of a proxy, you can vote even if you do not attend the Special Meeting. This proxy statement describes the matters on which you are being asked to vote and provides information on those matters so that you can make an informed decision.

Date, Time and Location of the Special Meeting

We will hold the Special Meeting on , , 2024, at , Eastern time, at the following URL:

3

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QUESTIONS AND ANSWERS ABOUT VOTING AT

THE SPECIAL MEETING AND RELATED MATTERS

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What is the date, time and place of the Special Meeting?

The Special Meeting will be held on , , 2024, at , Eastern time. The meeting will be held virtually at the following URL:

•

What is the purpose of the Special Meeting?

At the Special Meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, consisting of

1.
approval of the issuance of additional shares of Common Stock pursuant to the terms of the Share Issuance Agreement; and
2.
any other matters that properly come before the meeting.

Who is entitled to vote at the meeting?

Only our stockholders of record at the close of business on June 4, 2024, the record date for the meeting, are entitled to receive notice of and to participate in the Special Meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares you held on that date at the meeting, or any postponement(s) or adjournment(s) of the meeting. As of the record date, there were shares of common stock outstanding, all of which are entitled to be voted at the Special Meeting.

What are the voting rights of the holders of our common stock?

Holders of common stock are entitled to one vote per share on each matter that is submitted to stockholders for approval.

Who can attend the meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the meeting, and each may be accompanied by one guest. Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

What constitutes a quorum and why is a quorum required?

A quorum is required to transact business at the Special Meeting. The holders of a majority of the outstanding shares of common stock as of the record date, present in person or represented by proxy and entitled to vote, will constitute a quorum. Proxies received but marked as abstentions, if any, proxies returned without making any selections, if any, and broker non-votes (described below) will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes. If we do not have a quorum, we will be forced to reconvene the Special Meeting at a later date.

What is the difference between a stockholder of record and a beneficial owner?

If your shares are registered directly in your name with Shimmick’s transfer agent, Equiniti Trust Company, you are considered the “stockholder of record” with respect to those shares.

If your shares are held by a brokerage firm, bank, trustee or nominee, you are considered the “beneficial owner” of shares held in street name. Notice of Internet Availability of Proxy Materials (“Notice”) has been forwarded to you by your nominee who is considered the “stockholder of record” with respect to those shares. As the beneficial owner, you have the right to direct your nominee on how to vote your shares by following its instructions for voting.

How do I vote?

To be valid, your vote by Internet, telephone or mail must be received by the deadline specified on the proxy card or voting information form, as applicable. Whether or not you plan to attend the Special Meeting, we urge you to vote and submit your proxy in advance of the meeting.

	IF YOU ARE A STOCKHOLDER OF RECORD (1)	IF YOU ARE A BENEFICIAL OWNER
By Internet (1)	www.proxyvote.com	www.proxyvote.com
By Telephone (1)	1-800-690-6903	1-800-690-6903
By Mail	Return a properly executed and dated proxy card in the pre-paid envelope we have provided	Return a properly executed and dated voting instruction form by mail, depending upon the method(s) your bank, brokerage firm, broker-dealer or other similar organization makes available

(1)
Detailed instructions for Internet and telephone voting are set forth on the proxy card. Internet and telephone voting procedures are designed to authenticate stockholders’ identities, allow stockholders to give their voting instructions and confirm that stockholders’ instructions have been recorded properly. Stockholders voting by Internet or telephone should understand that, while neither we nor Broadridge Financial Solutions, Inc. (“Broadridge”) charge any fees for voting by Internet or telephone, there may still be costs, such as usage charges from Internet access providers and telephone companies, for which you are responsible.

What am I being asked to vote on?

At the Special Meeting you will be asked to vote on the following proposal.

Proposal	Board Recommendation
1. To approve the issuance of additional shares of Common Stock pursuant to the terms of the Share Issuance Agreement.	FOR
We will also consider such other business that properly comes before the Special Meeting in accordance with the Bylaws of the Company (the “Bylaws”).

What vote is required to approve each item?

Proposal	Stockholder Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
(1) Approval of Share Issuance	Majority of votes cast	Against	No effect

The inspector of election for the Special Meeting shall determine the number of shares of common stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall count and tabulate ballots and votes and determine the results thereof. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining a quorum. A “broker non-vote” will occur when a nominee holding shares for a beneficial owner does not vote on the proposal because the nominee does not have discretionary power with respect to the proposal and has not received instructions from the beneficial owner. The proposal described in this Proxy Statement is not related to “routine” matters. As a result, a broker will not be able to vote your shares with respect to the proposal absent your voting instructions.

What if I sign and return my proxy without making any selections?

If you sign and return your proxy without making any selections, your shares will be voted “FOR” the proposal. If other matters properly come before the meeting, Messrs. Steven E. Richards and John P. Carpenter will have the authority to vote on those matters for you at their discretion. As of the date of this Proxy Statement, we are not aware of other business to be acted upon at the Special Meeting other than as disclosed in this Proxy Statement

What if I abstain from voting on a proposal?

If you sign and return your proxy marked “ABSTAIN” on any proposal, your shares will not be voted on the proposal and will not be counted as votes cast in the final tally of votes with regard to the proposal. However, your shares will be counted for purposes of determining whether a quorum is present.

Can I change my vote after I return my proxy card?

Yes. The giving of a proxy does not eliminate the right to vote in person should any stockholder giving the proxy so desire. Stockholders have an unconditional right to revoke their proxy at any time prior to the exercise of that proxy, by voting in person at the Special Meeting, by filing a written revocation or duly executed proxy bearing a later date with our Secretary at our headquarters.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that you hold shares of Shimmick in more than one account. To ensure that all your shares are voted, sign and return each proxy card.

Alternatively, if you vote by telephone or on the Internet, you will need to vote once for each proxy card you receive.

Where can I find voting results of the Special Meeting?

We will announce the results for the proposal voted upon at the Special Meeting and publish final detailed voting results in a Form 8-K filed within four business days after the Special Meeting.

Who will count and certify the votes?

Representatives of Broadridge and our Corporate Secretary will count the votes and certify the election results.

Who pays for costs relating to the proxy materials and the Special Meeting?

The costs of preparing, assembling and mailing this Proxy Statement, the Notice of Special Meeting and the enclosed proxy card, along with the cost of posting the proxy materials on a website, are to be borne by us. We have engaged Broadridge to assist us in the distribution of proxy materials and to provide voting and tabulation services for the Special Meeting for an estimated cost of $[], plus expenses. Our directors, officers and employees may solicit proxies personally and by telephone, facsimile and other electronic means. They will receive no compensation in addition to their regular salaries. We may also request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. We may reimburse these persons for their expenses in so doing.

Who should I call with other questions?

If you have additional questions about this Proxy Statement or the meeting or would like additional copies of this Proxy Statement or our annual report, please contact: Shimmick Corporation, 530 Technology Drive, Suite 300, Irvine, CA 92618, Attention: Investor Relations, Telephone: (949) 704-2350.

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proposal 1 – Approval of the Issuance of Additional shares of Common Stock Pursuant to the Share Issuance Agreement

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Background

On May 20, 2024 (the “Closing Date”), the Company entered into the Share Issuance Agreement as part of a series of transactions (the “Transactions”) with AECOM, a Delaware corporation, and Berkshire Hathaway Specialty Insurance Company (“BHSI”). A summary of the Transactions is included below. For more information, see the Company’s Current Report on Form 8-K filed May 20, 2024 (the “Form 8-K”).

Share Issuance

In connection with the Mutual Release (as defined below), the Company entered into the Share Issuance Agreement, pursuant to which the Company agreed to issue an aggregate 7,745,000 shares of Common Stock (the “Shares”). 5,144,622 of the Shares (the “Initial Shares”), which represented approximately 19.99% of the Company’s outstanding common stock immediately prior to the issuance, were issued on the Closing Date. Issuance of the remaining 2,600,378 Shares (the “Additional Shares”) is subject to approval by the Company’s stockholders, pursuant to Nasdaq listing requirements. Subject to stockholder approval of the proposal at this Special Meeting, the Company will approve the issuance of the Additional Shares and will promptly issue the Additional Shares to AECOM. The offer and sale of the Initial Shares were, and the offer and sale of the Additional Shares will be, made in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Revolving Credit Facility

On the Closing Date, the Company, as guarantor, and its wholly-owned subsidiaries as borrowers (“Borrowers”), Alter Domus (US) LLC, as agent, and AECOM and BHSI as lenders, entered into a revolving credit facility (the “Credit Agreement”). The Credit Agreement provides borrowing capacity up to $60 million. The obligations under the Credit Agreement bear interest at a per annum rate equal to one month Term SOFR (as defined in the Credit Agreement), subject to a 1.00% floor, plus 3.50%. Interest on any outstanding amounts drawn under the Credit Agreement will be payable, in kind or in cash at the election of the Company, on the last day of each month and upon prepayment.

The Credit Agreement replaced the BHSI Financing Agreement (defined below). The Company expects to use the proceeds from the Credit Agreement for general corporate purposes. The Credit Agreement matures on May 20, 2029 (the “Maturity Date”), and the Borrowers may borrow, repay and reborrow amounts under the Credit Agreement until the Maturity Date.

Obligations of the Borrowers under the Credit Agreement are guaranteed by the Company, and secured by a lien on substantially all assets of the Company and the Borrowers.

The Credit Agreement contains customary affirmative and negative covenants for a transaction of this type, including covenants that limit liens, asset sales and investments, in each case subject to negotiated exceptions and baskets. In addition, the Credit Agreement contains a maximum leverage ratio covenant that will be tested starting in the third quarter of fiscal year 2025. The Credit Agreement also contains representations and warranties and event of default provisions customary for a transaction of this type.

Side Letter

In connection with the Transactions, the Company and AECOM entered into a side letter to the Credit Agreement, dated as of the Closing Date (the “Side Letter”). The Side Letter provides, among other things, (i) that the Company establish a special committee of independent directors (the “Special Committee”) to oversee certain matters, including the budget and use of funds under the Credit Agreement, material and non-ordinary course asset sales and other transactions and certain compensation matters (ii) for the appointment of a chief transformation officer, (iii) that the Company and AECOM execute mutual releases and dismissals of certain pending litigation, and (iv) certain agreements relating to AECOM’s registration rights under the Share Issuance Agreement.

Mutual Release

In connection with the entry into the Credit Agreement and Side Letter, on the Closing Date, the Company and AECOM entered into a Settlement Agreement and Mutual Release pursuant to which, among other things, the Company and its subsidiaries released AECOM from all claims that have or could have been asserted against the Company and its subsidiaries, including claims or defenses asserted or which could have been asserted under the Purchase and Sale Agreement, dated December 9, 2020, between AECOM, URS Holdings, Inc. and the Company (as successor in interest to SCC Group LLC (the “PSA”). In return, AECOM released the Company and its subsidiaries from certain claims under the PSA, specifically those related to or arising in respect to: (a) the Golden Gate Bridge Project and the Gerald Desmond Bridge Project, under the claim sharing provisions contained in Sections 2.13(a)(i) and (a)(ii) of the PSA, respectively; (b) any Earn-Out Payment arising solely under Section 2.11 of the PSA and (c) the Chickamauga Lock Project arising under the claim sharing provisions of that certain Working Capital Settlement Agreement, dated as of January 31, 2022, by and among SCC Group LLC, AECOM and URS Holdings, Inc.

In connection with the Mutual Release, AECOM shall jointly file, or caused to be filed, a request for dismissal of the AECOM v. SCCI National Holdings, Inc., et al., Delaware Chancery Court C.A. No. 2022-0727-MTZ, in its entirety, with prejudice.

Why We Need Stockholder Approval

Our Common Stock is listed on the Nasdaq Global Select Market of The Nasdaq Stock Market LLC (“Nasdaq”), and as a result, we are subject to Nasdaq’s Listing Rules. We are seeking stockholder approval in order to comply with Nasdaq Listing Rule 5635 and to fulfill our obligations under the Share Issuance Agreement.

Pursuant to Nasdaq Listing Rule 5635(d), stockholder approval is required prior to the issuance of shares in a transaction, other than a public offering (as interpreted under Nasdaq Listing Rule 5635(d)), involving the sale, issuance or potential issuance by the Company of Common Stock, which equals 20% or more of the Common Stock or 20% or more of the voting power outstanding before the issuance, at a price less than the lower of: (i) the closing price immediately preceding the signing of the binding agreement, or (ii) the average closing price of the Common Stock for the five trading days immediately preceding the signing of the binding agreement for the transaction (the “Minimum Price”).

The issuance of Additional Shares is not considered a public offering under Nasdaq Listing Rule 5635(d), the issuance of Additional Shares is in exchange for the release of claims pursuant to the Share Issuance Agreement and the Mutual Release as described above so the per share consideration is less than the Minimum Price as of the Closing Date and the execution of the Share Issuance Agreement and the issuance and sale of the Additional Shares would result in the issuance of 20% or more of the Common Stock outstanding. Accordingly, in light of Nasdaq Listing Rule 5635(d), the Share Issuance Agreement provides that the issuance and sale of the Additional Shares is conditioned on the receipt by the Company of the approval of its stockholders as required by Nasdaq (the “Shareholder Approval Condition”). Further, pursuant to the Share Issuance Agreement, the Company agreed to use its reasonable best efforts to satisfy the Shareholder Approval Condition.

Consequences of Not Approving this Proposal

The Board is not seeking the approval of our stockholders to authorize our entry into the Share Issuance Agreement. The Share Issuance Agreement has already been executed. Additionally, GOHO, LLC (“GOHO”), the current majority shareholder holding the majority of outstanding voting power, has agreed to vote all of the Shares of Common Stock it has a right to vote in favor of the issuance of Additional Shares. As a result, the issuance of the Additional Shares pursuant to the Share Issuance Agreement will pass.

Reasons For Transactions and Potential Effects on Current Stockholders

Our Board has determined that the issuance of the Additional Shares pursuant to the Share Issuance Agreement is in the best interest of the Company and its stockholders because it believes the Transactions are fair to the Company and, together with the other Transactions, enhance the Company’s liquidity and deliver on its transformation into a water infrastructure company.

The Additional Shares of Common Stock, if issued pursuant to the Share Issuance Agreement, would have the same rights and privileges as the Shares of our currently authorized and outstanding Common Stock. The issuance of such Additional Shares will not affect the rights of the holders of our outstanding Common Stock, but such issuances will have a dilutive effect on existing stockholders, including on the voting power and economic rights of the existing stockholders, and may result in a decline in the price of our Common Stock or in greater price volatility. If our stockholders approve the proposal, such Additional Shares, if issued will, together with the already issued Initial Shares, constitute % (more than 20%) of our outstanding Shares of Common Stock.

Additional Information

The Share Issuance Agreement is attached as Exhibit 10.3 to the Form 8-K and the above summary of the Share Issuance Agreement is qualified in its entirety by the Share Issuance Agreement attached as Exhibit 10.3 to the Form 8-K.

Required Vote

The proposal requires the affirmative vote of at least a majority of the voting power of the stock present or represented by proxy and entitled to vote on the subject matter, voting as a single class. Abstentions will have the same effect as a vote “Against” on the outcome of the proposal, and broker non-votes, if any, will have no effect on the proposal.

Recommendation of the Board of Directors The Board recommends a vote “FOR” the issuance of additional shares of Common Stock pursuant to the terms of the Share Issuance Agreement.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS, DIRECTORS AND EXECUTIVE OFFICERS

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Principal Holders of Stock

The following table shows the number of Shares of Common Stock held by all persons who are known by us to beneficially own or exercise voting or dispositive control over more than five percent of our outstanding common stock based on the latest reporting with the SEC:

Shares Beneficially Owned
Name and Address of Owner	Number	Percent(1)
GOHO, LLC
530 Technology Drive, Suite 300 Irvine, CA 92618	21,908,800(2)		%
AECOM
13355 Noel Road Dallas, TX 75240	7,745,000(3)		%

(1)
The percentages reported are based on shares of common stock outstanding as of , 2024. The percentages are also based on any securities of which each person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. An “*” indicates less than 1% ownership.
(2)
Based on a Schedule 13G filed by GOHO on February 9, 2024, GOHO has sole voting power with respect to 0 shares is beneficially owns and has sole dispositive power with respect to 0 shares it beneficially owns. GOHO has shared voting power with respect to 21,908,800 shares it beneficially owns and shared dispositive power with respect to 21,908,800 shares it beneficially owns.
(3)
Following the Closing (as described above), and assuming stockholders approve the issuance of the Additional Shares at the Special Meeting, AECOM will beneficially own approximately % of our Common Stock. If the issuance of Additional Shares is not approved by our stockholders at the Special Meeting, AECOM will continue to beneficially own 5,144,622 Shares of our Common Stock.

Common Stock Ownership by Directors and Executive Officers

The following table sets forth the number of shares of our common stock beneficially owned by the current directors, the NEOs and the directors and all executive officers as a group, based on the latest reporting with the SEC.

	Shares Beneficially Owned
Directors and Executive Officers	Number(1)	Percent(2)
Mitchell B. Goldsteen(3)	21,908,800		%
Steven Richards	793,275		%
Devin J. Nordhagen	1,085,962		%
Carolyn L. Trabuco	24,509	*
Geoffrey E. Heekin	24,509	*
J. Brendan Herron	24,509	*
Joseph A. Del Guercio	24,509	*
All current executive officers and directors as a group (7 persons)	23,916,073		%

The address of each director and executive officer in this table is c/o Shimmick Corporation, 530 Technology Drive, Suite 300, Irvine, CA 92618.

(1)
Each director and executive officer listed has sole or shared voting and dispositive power over the shares listed.
(2)
The percentages reported are based on shares of common stock outstanding as of June 4, 2024. The percentages are also based on any securities of which each person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. An “*” indicates less than 1% ownership.
(3)
Mr. Goldsteen owns the securities indirectly through GOHO, of which Mr. Goldsteen is the sole managing member. Because Mr. Goldsteen, through his control of the sole managing member of GOHO, has shared voting or dispositive power over all shares beneficially owned by GOHO, he may be deemed to have beneficial ownership of all of these shares.

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other matters

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Stockholder Proposals for 2025 Annual Meeting of Stockholders

Stockholder proposals should be sent to us via certified mail at Shimmick Corporation, 530 Technology Drive, Suite 300, Irvine, CA 92618, Attention: John P. Carpenter, Executive Vice President & General Counsel. To be considered for inclusion in our proxy statement for the 2025 annual meeting of stockholders, the deadline for submission of stockholder proposals, pursuant to Rule 14a-8 of the Exchange Act, is December 27, 2024.

Additionally, pursuant to our Bylaws, we must receive notice of any stockholder proposal or director nomination to be submitted at the 2025 annual meeting of stockholders, but not required to be included in our proxy statement, no earlier than February 5, 2025 and no later than March 7, 2025 (the “Advance Notice Deadline”) with respect to such proposal. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must set forth the information required by Rule 14a-19 under the Exchange Act when providing notice to the Company no later than the Advance Notice Deadline. Any director nomination must contain the information specified in our Bylaws.

List of Stockholders Entitled to Vote at the Special Meeting

The names of stockholders of record entitled to vote at the Special Meeting will be available at our corporate office for a period of 10 days prior to the Special Meeting and continuing through the Special Meeting.

Householding

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of our Notice, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of the Notice for your household, please contact our Corporate Secretary at Shimmick Corporation, 530 Technology Drive, Suite 300, Irvine, CA 92618, (949) 704-2350.

If you participate in householding and wish to receive a separate copy of the Notice, or if you do not wish to participate in householding and prefer to receive separate copies of the Notice in the future, please contact our Corporate Secretary as indicated above. Beneficial owners of shares can request information about householding from their nominee.

Shimmick Corporation 530 Technology Drive, Suite 300 Irvine, CA 92618

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on , 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/SHIM2024

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on , 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Shimmick Corporation

The Board of Directors recommends you vote FOR Proposal 1.

		For	Against	Abstain

1.	Approve the issuance of additional shares of common stock of Shimmick Corporation pursuant to the terms of the Share Issuance Agreement by and between the Company and AECOM	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

Shimmick Corporation

Proxy for Special Meeting of Stockholders

      , , 2024 at Eastern Time

This proxy is solicited on behalf of the Board of Directors of the Company

The undersigned hereby appoints Steven E. Richards and John P. Carpenter, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Shimmick Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2024 Special Meeting of Stockholders of the company to be held online at at Eastern time on , 2024, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Special Meeting.

The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted "FOR" Proposal 1. Whether or not you are able to attend the meeting, you are urged to sign and mail the proxy card in the return envelope so that the stock may be represented at the meeting.

IF YOU ELECT TO VOTE BY MAIL, PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)